As filed with the Securities and Exchange Commission
                           on November 30, 1995.
                                                   Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              _______________

                                  FORM S-8
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933
                              _______________

                              INTERSOLV, INC.
           (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                   52-0990382
     (State or Other Jurisdiction       (I.R.S. Employer Identification No.)
     of Incorporation or Organization)
                             9420 Key West Avenue
                         Rockville, Maryland  20850
                              (301) 838-5000
     (Address of Principal Executive Offices, Including Zip Code)

                         KEY EMPLOYEE INCENTIVE
                              STOCK OPTION
                                  PLAN
                         (Full Title of the Plan)

                           Kenneth A. Sexton
                             INTERSOLV, Inc.
                          9420 Key West Avenue
                       Rockville, Maryland  20850
                 (Name and Address of Agent for Service)

                              (301) 838-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                                 Copy to:
                           Jeffrey E. Jordan, Esq.
                     Arent Fox Kintner Plotkin & Kahn
                      1050 Connecticut Avenue, N.W.
                        Washington, DC  20036-5339
                              _______________
                     CALCULATION OF REGISTRATION FEE

Title of Securities   Amount      Proposed       Proposed
                      to be       Maximum        Maximum     Amount of
                      Registered  Offering Price Maximum    Registration
                                  Per Share (1)  Aggregate      Fee
                                                 Offering Price (1)
Common Stock, $.01 par value
                      279,130       $0.48        $ 133,982.40  $ 46.20
                      95,996         3.15          302,387.40   104.27
                      26,471         5.82          154,061.22    53.12
                      401,597                      590,431.02  $203.59

(1) Pursuant to Rule 457(h)(1), based on the exercise prices of outstanding options.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*

*     Information required by Part I to be contained in a
     Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities
     Act") and the Note to Part I of Form S-8.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission
(the "Commission") are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1995.

     2.     All other reports filed pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934
(the "Exchange Act") since the end of the fiscal year ended April 30, 1995.

     3. Registrant's Form 8-A Registration Statement filed pursuant to Section 12 of the Exchange Act containing a description of the Registrant's common stock including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and
15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

     Not Applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.

Item 6.     Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) or the Delaware General
Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Fifth of the Registrant's Second Restated
Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section
102(b)(7) of the Delaware General Corporation Law, and provides that the Registrant shall indemnify its directors and officers to the full extent permitted by
Section 145 of the Delaware General Corporation Law.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            See Exhibit Index on page 6.

Item 9.     Undertakings

            (a)  The Registrant hereby undertakes:

                 (1)  To file, during any period in which
     offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                      (i)  To include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any
          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)     To include any material
          information with respect to the plan of
          distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
          Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)  That, for the purpose of determining
     any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new
     Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of
     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 30th day of November, 1995.


                              INTERSOLV, INC.


                              By: /s/ Kenneth A. Sexton
                                  Kenneth A. Sexton
                                  Vice President, Finance
                                  & Administration



                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints
Kevin J. Burns and Kenneth A. Sexton, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


Signatures                    Title                    Date


/s/ Kevin J. Burns         Chairman of the Board    November 30, 1995
Kevin J. Burns             and Chief Executive
                           Officer, Director


/s/ Kenneth A. Sexton      Vice President, Finance  November 30, 1995
Kenneth A. Sexton          & Administration
                           (Principal Financial
                           Officer and Accounting
                           Officer)


/s/ Russell E. Planitzer   Director                 November 30, 1995
Russell E. Planitzer



/s/ Richard A. Carpenter   Director                 November 30, 1995
Richard A. Carpenter



/s/ Gary G. Greenfield     Director                 November 30, 1995
Gary G. Greenfield



/s/ Robert N. Goldman      Director                 November 30, 1995
Robert N. Goldman



/s/ Norman A. Bolz         Director                 November 30, 1995
Norman A. Bolz



/s/ Charles O. Rossotti    Director                 November 30, 1995
Charles O. Rossotti



/s/ Frank A. Sola          Director                 November 30, 1995
Frank A. Sola

                               EXHIBIT INDEX


Exhibit                                                           Page

4. Instruments defining the rights of security holders

     (a)     Key Employee Incentive Stock Option Plan,             __
             approved November 18, 1993

5.   Opinion of Arent Fox Kintner Plotkin & Kahn
     re: validity of securities registered                         __

23.  Consents of experts and counsel

     (a)     Consent of Coopers & Lybrand L.L.P.,
             Independent Accountants                               __

     (b)     Consent of Arent Fox Kintner
             Plotkin & Kahn (counsel): included
             in exhibit 5

24.  Power of Attorney: included on signature page                 __

                                                                 EXHIBIT 4
                       TechGnosis International Inc.,

                          KEY EMPLOYEE INCENTIVE
                            STOCK OPTION PLAN

This Key Employee Incentive Stock Option Plan
(hereinafter referred to as the "Plan") is adopted by the Board of Directors of TechGnosis International Inc., a
Delaware Corporation, with its principal office located at Gnosis NV, Sorghvliet, B-2860 Sint Katelijne Waver,
Belgium (hereinafter referred to as the "Corporation") the 18th day of November, 1993 (hereinafter referred to as the "Effective Date").

WITNESSETH

WHEREAS, the Corporation desires to encourage those officers, and employees who are primarily responsible for the management, growth, and protection of the business and affairs of the Corporation and any subsidiaries it may now have to increase their proprietary interest in the Corporation, and

WHEREAS, the Board of Directors believes that the Corporation's best interest will be served by increasing its ability to secure and retain highly qualified and experienced management employees, through affording them an opportunity to acquire an interest in the Corporation, and

WHEREAS, the Corporation desires to retain the valuable services of such directors, officers, managerial employers and executive-level consultants (hereinafter referred to as "Key Employees").

NOW THEREFORE, it is provided as follows:

1.00     Purpose of the Plan

1.01 The purpose of the Plan is to secure for the Corporation and its stockholders the benefits which flow from providing key employees with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent executives and furnish a device to attract executives of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business. The stock options granted under the Plan are intended to qualify as incentive stock options within the meaning of Internal Revenue Code Sections 422A.

2.00 Plan Administration

2.01 The Plan shall be administered by a committee
     (hereinafter referred to as the "Committee") consisting of three (3) or more members, who shall be designated by the Board of Directors of the Corporation (hereinafter referred to as the "Board") from time to time. In the absence of a specific designation by the Board, the Committee shall consist of three (3) members. The Board shall select Committee members from among its own members, and any in its sole and absolute discretion remove a Board member from the Committee with or without cause, by providing him with written notice of such removal, which written notice shall contain the effective date of such removal, which may be effective immediately. Vacancies occurring in the Committee, whether by reason of an increase in its number of members; a removal, or otherwise, shall be filled by the Board.

2.02 The Board in its sole discretion, may, but need not, from time to time authorize the payment of reasonable remuneration to Committee members for services rendered pursuant hereto.

2.03 Committee members may not participate in or influence any action related to grants to themselves of stock options or rights under this Plan. ALL matters relating to such grants to Committee members shall be decided by a majority of the Board, excluding there from the affected Committee member.
     The Committee shall be free, however, to make recommendations to the Board for this purpose.

3.00 Eligibility

3.01 The key Employees of the Corporation and/or its subsidiaries, who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Corporation and/or its subsidiaries, shall be eligible to be granted options to purchase the Corporation's common stock and to receive grants of or rights to the Corporation's common stock under this plan.

3.02 From such eligible Key Employees, the Committee shall, from time to time, select those persons to whom options or rights shall be granted. Except as provided in Paragraph 2.03 above, all such selections shall be in the sole discretion of the Committee; however, the Board and management shall be free to make recommendations to the Committee for this purpose.

4.00 Shares Available For Options and Grants

4.01 The Board shall reserve for the purpose of this Plan, out of the authorized but unissued common stock Class A of the par value of $.01 cent each (hereinafter referred to as "Common Stock") of the Corporation, or out of shares of common stock held in its Treasury, or partly out of each, as shall be determined by the Board, a total of one hundred and fifty thousand (150,000) shares of the common stock of the Corporation.

4.02 The number of shares determined pursuant to the foregoing Paragraph 4.01 shall be subject to adjustment in accordance with Paragraph 10.00 hereof.

4.03 In the event a restricted stock grant awarded under the Plan, or an option granted under the plan, to any key employee expires, or is terminated unexpressed as to any shares subject thereto, or in the event that any shares awarded hereunder to any key employee are returned to the Corporation, such shares shall thereafter again be available for the purposes of the Plan.

5.00 Committee Authority

5.01 Subject to the provisions of this plan, the Committee shall have full and final authority to determine the persons to whom options shall be granted, restricted stock grants made or stock appreciation rights granted, and the number of shares to be subject to each option or grant. The
     Committee shall have the authority, in its discretion, to grant incentive stock options within the meaning of Section 422A of the 1986
     International Revenue Code, as it presently exists and as it may hereafter be amended (hereinafter referred to as the "Code"), and to grant stock options that are not incentive stock options within the meaning of such Code section. At the time of grant the Committee may allow an optionee to elect to receive non-qualified options or incentive stock options, except that the number of shares subject to exercise as incentive stock options, shall not exceed the calendar year limitation as set forth below in Paragraph 5.02. Options may not be granted under this Plan more than ten (10) years after the Effective date.

5.02 Notwithstanding anything to the contrary herein contained, the aggregate fair market value
     (determined as of the time the option is granted) of the stock with respect to which incentive stock options (within the meaning of Code section 422A9b) are exercisable for the first time by any optionee during any calendar year under this Plan and any other plans of the Corporation or any subsidiary thereof shall not exceed One Hundred Thousand
     Dollars ($100,000).

5.03 No incentive stock option shall be granted hereunder to any individual who, at the time the option is granted: (i) is not a key employee of the Corporation, or one or more of its subsidiaries; or
     (ii) owns stock representing more than ten percent
     (10%) of the total combined voting power of all classes of stock of the Corporation, or any subsidiary, Subpart (ii) of the immediately preceding sentence shall not apply if at the time the option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option, and the option, by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

6.00 Option Price

6.01 At the time any option is granted, the Committee shall establish the option price of the shares of common stock subject to such option. With respect to incentive stock options, such price shall not be less than eighty-five percent (85%) of the "fair market value" (as defined below in Paragraph 6.02) of such shares on the day the option is granted.
     The option price will be subject to adjustment in accordance with the provisions of Paragraph 10.00 of this Plan.

6.02 For purposes of this Plan, the "fair market value" of a share of common stock on any day shall be the average of the most recent bid and ask prices determined by reference to Over-The-Counter, or National quotations as of the close of business, or the fair market value may be determined by establishing an earnings figure for the current and next year and then applying a price-earnings multiplier (industry-based, comparative data support, review of business forecasts, etc.) to establish a market value; or failing these markets, the fair market value may be determined in reference to recent bona fide private stock transactions, valuations known for similar other companies, the Corporation's performance, its indebtedness.

7.00 Terms and Exercise of Options

7.01 Any option granted under this Plan by its terms may require the director, officer, or employee granted such option to remain in the continuous service of employ of the Corporation, or none or more of its subsidiaries for such periods of time, if any, from the date of grant of this option, before the right to exercise any part of the option will accrue, as the committee may in its sole discretion determine at the time of granting such option.

7.02 Each option granted under this Plan shall be exercisable at such times with respect to such number of shares covered thereby as may be determined by the Committee at the time of the grant thereof; however all incentive stock options must be exercised within ten (10) years from the date of their grant except as otherwise set forth in Paragraph 5.03 hereof. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued, such shares or any part thereof may be purchased at any time thereof until the expiration or termination of the option.

7.03 Options grants under this Plan shall not be transferred, assigned, pledged, or hypothecated in any way by the optionee otherwise than by will, or if he dies intestate, by the laws of descent and distribution of the state of domicile at the time of his death, and such options shall be exercisable during his lifetime only by such optionee. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option, or upon levy of any attachment or similar process with respect to such option or rights, such option or right shall immediately become null and void.

7.04 In the event an optionee's employment or, in the case of a non-employee optionee, affiliation, with the Corporation terminates, for whatever reason, an option shall be exercisable by the optionee at any time prior to the expiration date of the option or within three (3) months after the date of such termination of employment or affiliation, whichever is the shorter period, but only to the extent of the accrued right to purchase at the date of such termination. Otherwise his option rights under any then outstanding option shall terminate immediately.
     In the event of the disability of the optionee
     (within the meaning of Code Section 422(e)(3), the option shall be exercisable whether or not exercisable on the commencement date of such disability), by the optionee at any time within twelve (12) months after the last day of his employment with the Corporation, pursuant to code
     Section 422A(c)(7).  In the event of the death of an
     optionee, the option shall be exercisable (whether or not exercisable on the date of the death of such optionee) by the person or persons entitled to do so under the optionee's will, or, if the optionee shall fail to make testamentary disposition of said option or shall die instead, by the optionee's legal representative, at any time prior to the expiration date of the option or within twelve (12) months after the date of such death whichever shall first occur.

7.05 The option price of each share purchased pursuant to each option shall be paid in full at the time of such purchase, in cash, or, in the Committee's discretion, in common stock of the Corporation which is owned by the optionee, which stock shall be valued at the average of the most recent Corporation's stock is publicly traded. In no event shall the Corporation be required to transfer fractional shares to the optionee.

7.06 As a condition precedent to the grant of any rights or privileges hereunder becoming effective and exercisable, the Committee may, in its sole discretion, require that the respective eligible key employee sign a written acceptance of such rights or privileges and any conditions which may be attached thereto by the Committee. In the case of incentive stock options, such conditions shall not be inconsistent with Code Section 422A(b).

8.00 Restricted Stock Grants

8.01 Subject to the provisions of this Plan, the Committee shall have full and final authority to determine the persons to whom restricted stock grants shall be made, the number of shares to be granted in each case, the consideration to be received by the Corporation for the issuance of transfer or such shares (which may include past valuable services), and the other terms and conditions of each particular grant, including, without limitation, provisions which in all cases shall be consistent with the terms of the Plan: (a) specifying the consideration to be received by the Corporation for shares to be granted pursuant to the plan; (b) imposing and specifying the nature and extent of restrictions upon disposition of shares acquired pursuant to grants hereunder (c) specifying the circumstances under which all or part of any shares acquired pursuant to grants hereunder may be required to be forfeited and surrendered to the Corporation and the consideration, if any, to be paid by the Corporation for any such shares forfeited and surrendered; and (d) specifying the extent and time of lapse of such restrictions or risks of forfeiture.

8.02 The Committee shall have full and final authority to determine and fix the other terms and conditions of each particular grant and to authorize and cause to be effected the issuance or transfer pursuant to grants made under the Plan, all consistent with the terms and conditions hereof.
     Any shares so issued or transferred pursuant to grants made under the Plan shall, upon such issuance or transfer, be duly issued, validly outstanding, fully paid, and non-assignable.

9.00 Stock Appreciation Rights

9.01 The Committee shall have the full power and authority to grant stock appreciation rights to any person eligible as determined by the Committee in accordance with Paragraph 2.01 hereof. Such stock appreciation rights may have such limitations attached to their exercise as the Committee may determine, including, but not limited to, such rights not being exercisable unless and until there is a "change in control" of the Corporation, as "change in control" may be defined in employment contracts for certain key officers or employees of the Corporation, or such rights not being exercisable unless and until the value of the subject common stock attains a certain stated level or appreciates a certain stated percentage.

9.02 A stock appreciation right shall, upon its exercise, entitle the person to whom such stock appreciation right was granted the right to receive a number of shares of common stock, or cash, or combination thereof, as the Committee, in its discretion, shall determine. The aggregate value of such stock, cash, or a combination thereof shall equal the amount by which the market value per share on the date of such exercise exceeds the exercise price of such stock appreciation right, multiplied by the number of shares with respect to which such stock appreciation right shall have been exercised.
     A stock appreciation right may be related to an option granted independently of any option, as the Committee shall in each case determine. At time of grant of an option the Committee shall determine whether and to what extent a related stock appreciation right shall be granted with respect thereto. A related option shall cease to be exercisable to the extent the related stock appreciation right was exercised. A related stock appreciation right shall cease to be exercisable to the extent a related option is exercised.

9.03 Notwithstanding any other provision of this Plan, if such related option is an incentive stock option, the related stock appreciation right shall satisfy all the restrictions and limitations of Paragraph 5.00 hereof as if such stock appreciation right were an incentive stock option, and as if all other rights which are related to the incentive stock options were incentive stock options. The exercise of such stock appreciation rights must have the same economic and tax consequences as the exercise of the related incentive stock option followed by an immediate sale of the option stock.
     Such related stock appreciation right, by its terms, must meet the following requirements: (i) The stock appreciation right must expire no later than the expiration of the related incentive stock option;
     (ii) the stock appreciation right may be for no more than one hundred percent (100%) of the difference between the exercise price of the related incentive stock option and the market price of the stock subject to the related incentive stock option at the time the stock appreciation right is exercised;
     (iii) the stock appreciation right shall be transferable only when the related incentive stock option is transferable, and under the same conditions; (iv) the stock appreciation right may be exercised only when the related incentive stock option is eligible to be exercised; and (v) the stock appreciation right may be exercised only when the market price of the stock subject to the incentive stock option exceeds the exercise price of the incentive stock option.

10.00 Adjustment to Number of Shares

     In the event that a stock dividend or stock split shall be hereafter declared upon the common stock of the Corporation, payable in shares of common stock of the Corporation, the number of shares of common stock then subject to any such option, right, or grant and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option, right, or grant shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of the common stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through a reorganization, recapitalization, stock split, combination of shares, merger, or consolidation, then there shall be substituted for each share of common stock subject to any such option, right, grant and for each share of common stock reserved for issuance pursuant to the Plan but not yet covered by an option, right, or grant, the number and kind of shares of stock or other securities into which each outstanding share of common stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Paragraph 10.00, in the number or kind of outstanding shares of common stock of the Corporation, or of any stock or other securities into which common stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares there to for reserved for issuance pursuant to the Plan but not yet covered by an option, right, or grant and of the shares then subject to an option, right, or grant and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan, and of each option, right, or grant. In the case of any such substitution or adjustment as provided for in this Paragraph 10.00, the option price in each option, right or grant prior to such substitution or adjustment will be the option price of all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Paragraph 10.00. No adjustment or substitution provided for in this Paragraph 10.00 shall require the Corporation to sell a fractional share.

11.00 Plan Amendment

     The Board shall have the right to amend, suspend, or terminate this Plan at any time, provided that no amendment shall be made without approval of the shareholders of the Corporation, which shall (a) increase the total number of shares which may be issued and sold pursuant to options granted or restricted stock grants made; (b) increase the total number of shares which may be covered by any option or options to one individual; (c) decrease the minimum option price stated in Paragraph 6.00 of this Plan; or (d) withdraw the administration of the Plan from the Committee.

12.00 Plan duration

12.01 The duration of this Plan shall be ten (10) years from and after its Effective Date.

12.02 Notwithstanding anything to the contrary herein contained, this Plan and any rights or privileges granted pursuant hereto shall be null and void if not approved by a vote of the shareholders of the Corporation within twelve (12) months of the Effective Date.


13.00 Miscellaneous Provisions

13.01 As used herein, "subsidiary" shall mean any corporation if stock possessing at least fifty-one percent (51%) of the voting power of all classes of stock of such corporation is owned, directly or indirectly by the Corporation.

13.02 Upon the dissolution or liquidation of the Corporation, the option granted hereunder shall terminate and become null and void, but the optionee shall have the right immediately prior to such dissolution or liquidation to exercise the option granted hereunder to the full extent not previously exercised, in accordance with the terms and conditions attached to the exercise of the option, if any.

13.03 Neither the optionee nor his legal representative, heirs, or successors shall be a shareholder of the Corporation, or have any rights or privileges of a shareholder of the Corporation, with respect to the shares optioned or optionable hereunder, unless and until a certificate representing such shares shall have been properly issued and delivered, or endorsed, transferred, and delivered, as the case may be, and the optionee or his legal representative, heirs, or successors has caused the appropriate name to be entered as the shareholder of record on the books of the Corporation.

13.04 By exercising any right or option as granted pursuant hereto, the optionee agrees to be bound by the terms and conditions of this Plan and any gant of option or rights hereunder.

13.05 Any notice to be given to the Corporation under the terms of this plan shall be addressed as set forth on one page hereof. Any such notice shall be deemed duly given when actually received by the Corporation.

13.06 If any part of this Plan is found to be void, the remaining provisions shall nevertheless be binding with the same effects as if the void part had initially been deleted.

13.07 As used herein the masculine, feminine, or neuter gender, and the singular or plural number, shall each be allowed to include the other, wherever the context so indicates.

13.08 This plan shall be governed by and construed in accordance with the laws of the State of Delaware.

13.09 This Plan shall be binding upon and shall operate for the benefit of the persons who are eligible for benefits hereunder pursuant to Paragraph 3.01, and the Corporation, its successors, and assigns.

13.10 This instrument contains the entire Plan, and there are no agreements, representations, or warranties relating to the subject matter of this Plan which are not set forth herein. No modification of this plan shall be valid unless made in writing and signed by authorized officers or agents of the Corporation.

13.11 It is the intent of the Corporation that certain stock options to be granted hereunder and which are designated to be incentive stock options qualify as such pursuant to Code 422A. Accordingly, any term or condition hereof which would jeopardize such intent shall be deemed ineffective as to this Plan as of its Effective Date. Moreover the Committee shall administer this Plan and grant options and rights hereunder consistent with this intent.

13.12 At all times this Plan shall be read, construed, and administered consistent with any and all applicable rules, regulations and procedures of the federal, state and local governmental agencies, including the Securities and Exchange Commission.
     Any term or condition hereof which would cause this Plan to be in violation shall be deemed ineffective as to this Plan as of its Effective Date.

ADOPTED BY the Board of Directors of TechGnosis
International Inc., on the date and year first above written.



                         MINUTES OF THE MEETING OF
                              STOCKHOLDERS OF
                       TECHGNOSIS INTERNATIONAL INC.
                       HELD November 4, 1994.


     The Chairman explained that all options provided under the current Key Employee Stock Option Plan had been granted to employees of the company.

     The meeting thereupon decided to increase the number of shares available for options for key employees of the company from 150,000 to 300,000. 1,509,261 votes were cast in favor of the decision, 95,216 votes abstaining.
                            EXHIBIT 5


                    ARENT FOX KINTNER PLOTKIN & KAHN
                     1050 Connecticut Avenue, N.W.
                     Washington, D.C.  20036-5339

                           November 30, 1995

The Board of Directors
Intersolv, Inc.
9420 Key West Avenue
Rockville, Maryland 20850

Gentlemen:

     We have acted as counsel to Intersolv, Inc. (the
"Company") with respect to the Company's Registration
Statement on Form S-8, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 396,447 shares of Common Stock, par value
$.01 per share (the "Shares").

     As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

     We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

     Based on the foregoing, we are of the opinion that the 396,447 Shares subject to the Key Employee Incentive
Stock Option Plan approved November 18, 1993 (the "Plan") when delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

                    Very truly yours,

                     ARENT FOX KINTNER PLOTKIN & KAHN
                              EXHIBIT 23(a)


           CONSENT OF INDEPENDENT ACCOUNTANTS


We  consent  to  the incorporation by reference  in  this
registration statement of INTERSOLV, Inc. on Form S-8  of
our  report  dated  May 31, 1995, on our  audits  of  the
consolidated  financial  statements  and  the   financial
statement  schedule of INTERSOLV, Inc. as  of  April  30,
1995  and  1994 and for the years ended April  30,  1995,
1994,  and  1993 which report, financial statements,  and
financial   statement   schedule  are   incorporated   by
reference  in  this  registration  statement   from   the
Company's  Annual Report on Form 10-K for the year  ended
April 30, 1995.




                                COOPERS & LYBRAND, L.L.P.


Baltimore, Maryland
November 30, 1995